                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          HEALTHCARE RECOVERIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  (HCRI LOGO)

                                                                  March 30, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Healthcare Recoveries, Inc. to be held on May 11, 2001 at Watterson Tower, Louisville, Kentucky 40218. The meeting will begin promptly at 9:00 a.m., local time.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     On behalf of your Board of Directors, thank you for your continued support and interest in Healthcare Recoveries, Inc.

                                           Sincerely,

                                           /s/ Patrick B. McGinnis
                                           Patrick B. McGinnis
                                           Chairman of the Board and
                                           Chief Executive Officer

                        (Healthcare Recoveries Address)

                                  (HCRI LOGO)

                          HEALTHCARE RECOVERIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 11, 2001

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Healthcare Recoveries, Inc. (the "Company") will be held at Watterson Tower, Louisville, Kentucky 40218, on Friday, May 11, 2001, at 9:00 a.m., local time, for the following purposes:

          (i) To elect two (2) Class A directors to three-year terms expiring at the 2004 annual meeting of stockholders;

          (ii) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company to serve for 2001; and

          (iii) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 20, 2001 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. A list of stockholders as of the close of business on March 20, 2001 will be available at the Company's offices for examination during normal business hours by any stockholder during the period from April 27, 2001 through the Annual Meeting.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Douglas R. Sharps
                                          Douglas R. Sharps
                                          Executive Vice President --
                                          Finance and Administration,
                                          Chief Financial Officer and Secretary

Louisville, Kentucky
March 30, 2001

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                          HEALTHCARE RECOVERIES, INC.
                                WATTERSON TOWER
                           LOUISVILLE, KENTUCKY 40218

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2001

                                                                  MARCH 30, 2001

     The enclosed form of proxy is solicited by the Board of Directors of Healthcare Recoveries, Inc. (the "Company") for use at the annual meeting of stockholders to be held on May 11, 2001 (the "Annual Meeting"), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the Annual Meeting and elects to vote in person, any previously executed proxy is thereby revoked.

     Only stockholders of record as of the close of business on March 20, 2001 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 9,789,356 shares of common stock, $0.001 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to stockholders of record on or about March 30, 2001.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote").

     The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect the directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants. With respect to any other matter that may properly come before the meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors (the "Board") is divided into three classes designated as Class A, Class B and Class C, serving staggered, three-year terms. Of the current five directors, one will continue to serve for a term expiring in 2002 and two will continue to serve for terms expiring in 2003 (the "Continuing Directors"). Management of the Company and the Board recommend the election of each of John H. Newman and Chris B. Van Arsdel to the office of Class A director to hold office for a three-year term and until their successors are duly elected and qualified.

     The Board has no reason to believe that either of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting either of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than two directors. The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect the directors.

                           MANAGEMENT OF THE COMPANY

DIRECTORS

     Set forth below are the Continuing Directors and the nominees for election to the Board. Also set forth below as to each Continuing Director and nominee is his or her age, the year in which he or she was first elected a director, a brief description of his or her principal occupation and business experience during the past five years, directorships of certain companies presently held by him or her, and certain other information, which information has been furnished by the respective individuals.

NOMINEES

CLASS A DIRECTORS -- TERM EXPIRING 2004

MR. JOHN H. NEWMAN
Age 56
Director Since 1997

     Mr. Newman is a senior partner in the international law firm of Brown & Wood LLP. He joined the firm in 1972 and was made partner in 1980. Based in New York City, Mr. Newman's legal practice is concentrated on the representation of domestic and international issuers and underwriters in the capital formation process.

MR. CHRIS B. VAN ARSDEL
Age 56
Director Since 1997

     Mr. Van Arsdel currently serves as a Senior Vice President at BancTec, Inc. ("BancTec"). He is responsible for the company's hardware and software products, and its service organization. Prior to joining BancTec, Mr. Van Arsdel was an executive with Electronic Data Systems Corporation, responsible for technical engineering and customer service support groups.

CONTINUING DIRECTORS

CLASS B DIRECTOR -- TERM EXPIRING 2002

MR. WILLIAM C. BALLARD, JR.
Age 60
Director Since 1997

     Mr. Ballard is of counsel to the law firm Greenebaum Doll & McDonald in Louisville, Kentucky. He retired in 1992 after 22 years as the Chief Financial Officer and a director of Humana Inc. Mr. Ballard serves on the boards of directors of Health Care REIT, Inc., Mid-America Bancorp and UnitedHealth Group.

CLASS C DIRECTORS -- TERM EXPIRING 2003

MS. JILL L. FORCE
Age 48
Director Since 1997

     Ms. Force currently serves as Chief Financial Officer for Rehab Designs of America Corporation, a privately-held healthcare company. Ms. Force was employed by Vencor, Inc. ("Vencor") from 1989 to 1999, most recently as Senior Vice President, General Counsel and Corporate Secretary. Vencor filed a voluntary bankruptcy petition under Chapter 11 of the Federal bankruptcy laws in September 1999. Ms. Force is also a partner with The Allegro Group, a healthcare financial advisory firm.

MR. PATRICK B. MCGINNIS
Age 53
Director Since 1997

     In 1988, Mr. McGinnis left Humana Inc., where he served as Vice
President -- Finance & Planning, to co-found the Company. He served as the Company's Chief Executive Officer until August 1996, when he left the Company to become President of the Medaphis Healthcare Information Technology Company, which provides a variety of sophisticated software solutions to healthcare enterprises throughout the United States. He rejoined the Company in January 1997 as its Chairman and Chief Executive Officer.

VACANT BOARD SEAT

     Effective October 31, 2000, Elaine J. Robinson resigned as a Class B director of the Company. Under the Company's Certificate of Incorporation and Bylaws, a vacancy on the Board of Directors created by a resignation may be filled by a majority vote of the remaining directors. A director so chosen to fill the vacancy will hold office until the next annual meeting after his or her appointment by the remaining directors. The Board of Directors, through its Nominating Committee, is currently engaged in identifying qualified candidates for the vacant position.

OPERATION OF THE BOARD OF DIRECTORS

Audit Committee

     The Company has an Audit Committee of the Board which is composed of John
H. Newman, Chairman, Jill L. Force, and Chris B. Van Arsdel. Each member of the Audit Committee is "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards. The Audit Committee is responsible for, among other things, recommending to the Board of Directors the accounting firm that will serve as independent auditors for the Company and reviewing the Company's internal accounting controls. The Audit Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board. The Board has adopted a written charter for the Audit Committee (the "Audit Committee Charter"). The Audit Committee Charter is attached to this Proxy Statement as Appendix A.

Compensation Committee

     The Company has a Compensation Committee of the Board which is composed of William C. Ballard, Jr., Chairman, and Jill L. Force. The Compensation Committee, among other things, approves base salaries of executive officers, approves the terms of annual incentive or bonus plans in which executive officers participate and reviews and makes recommendations to the Board concerning approval and adoption of and amendments to stock-based compensation plans. The Compensation Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

Nominating Committee

     The Company has a Nominating Committee of the Board which is composed of William C. Ballard, Jr., Chairman, and Jill L. Force. The Nominating Committee is responsible for reviewing the qualifications and backgrounds of, and recommending, candidates for election to the Board. The Nominating Committee may consider recommendations from stockholders for nominees to the Board if submitted in accordance with the Company's Bylaws.

Special Committee

     In August 1999, members of the Company's management approached the Board of Directors to propose a transaction in which a private equity firm would acquire the Company for cash and members of the Company's management would acquire equity participations in the acquisition vehicle. The proposal was conceptual in nature and did not include a specific proposal on price.

     In response, the Board of Directors appointed a Special Committee composed of the non-management directors. The Board of Directors assigned the Special Committee a broad mandate to evaluate the strategic alternatives available to the Company and to explore one or more of those alternatives, as the committee deemed appropriate. The Special Committee retained its own financial and legal advisors. After consulting with its advisers, the Special Committee directed its financial advisor Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), to solicit indications of interest from financial and strategic acquirors regarding a possible sale or business combination, while at the same time evaluating and advising the Special Committee on other possible approaches to maximizing shareholder value. Subsequently, 22 third parties entered into confidentiality agreements and several of them conducted significant "due diligence" investigations of the Company, including management interviews. At the conclusion of this process, most of the participants declined to pursue a transaction. The private equity firm that had originally proposed a transaction with management advised that, after conducting diligence, it was willing to proceed with a transaction, but only at a price range lower than the range it had initially communicated to the Board of Directors. Furthermore, the private equity firm indicated that its interest remained subject to a number of contingencies and further diligence. DLJ advised the Special Committee that, even if the private equity firm were in fact to make a definitive offer to acquire the Company at the high end of the range it now described as possible, DLJ would be unwilling to render its opinion that a transaction at that price would be fair from a financial point of view to the Company's stockholders. After considering (i) DLJ's advice on the fairness of the range of prices being discussed, (ii) the likelihood that any definitive offer that might ultimately be forthcoming from the private equity firm might well be at a price even lower than the price range mentioned in the latest indication of interest and (iii) the negative impact that the distraction and diversion of management resources associated with a protracted sale process was having on the Company's performance, the Special Committee determined that the process of actively seeking an acquiror or a strategic merger partner should be terminated and that interests of the Company's shareholders would be best served by focusing on building the Company's business. Subsequently, the Special Committee announced that it had ceased seeking a buyer for the Company and that its efforts to enhance shareholder value were to be assumed by the full Board of Directors.

Attendance

     During 2000, the Board met 4 times, the Audit Committee met 4 times, the Compensation Committee met 4 times, the Nominating Committee met 1 time and the Special Committee met 3 times. All of the directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which they served during 2000.

DIRECTORS' COMPENSATION

     The Company pays its non-employee directors an annual retainer in the amount of $15,000 plus $1,500 for attendance (in person or by telephone) at each meeting of the Board, with one-third of the annual retainer to be paid in Common Stock commencing in January 2002. In 1998, the Company adopted the 1998 Deferred Compensation Plan for Directors (the "Deferred Plan"). The Deferred Plan provides a mechanism under which a director can elect to defer the payment of the foregoing fees until after the earlier of his or her death, resignation, removal or retirement as a director. To date, there have been no deferrals under the Deferred Plan. In addition, the Company provides for the grant of options to purchase Common Stock to each non-employee director of the Company under the Company's Amended and Restated Directors' Stock Option

Plan (the "Directors' Plan"). In 1997, each non-employee director was awarded options to purchase 10,000 shares of Common Stock at an exercise price equal to the initial public offering price per share upon consummation of the Company's initial public offering in May 1997. Newly elected non-employee directors joining the Board of Directors after the Company's initial public offering also are awarded options to purchase 10,000 shares of Common Stock under the Directors' Plan. In addition, the Directors' Plan provides that beginning on the date of the annual meeting of stockholders in May 1998 and on the date of each subsequent annual meeting for so long as shares are available under the Directors' Plan, each eligible director will receive options to purchase 2,000 shares of Common Stock. The Directors' Plan currently provides that one-third of the shares of Common Stock covered by an option grant will vest on the first anniversary of the date of the grant and on each succeeding anniversary until fully vested, provided that the optionee must be a non-employee director of the Company on each such anniversary in order for options to vest on such date. Subject to adjustment in accordance with the provisions of the Directors' Plan, the total amount of Common Stock for which options may be granted to directors under the Directors' Plan shall not exceed in the aggregate 150,000 shares. As of December 31, 2000, options to purchase 74,000 shares may be granted under the Directors' Plan. The Directors' Plan, with respect to the granting of options, terminates at midnight on March 31, 2002.

     As a further means of aligning directors' and stockholders' interests in the enhancement of stockholder value, in December 2000 the Board adopted resolutions that put in place stock ownership requirements for non-employee directors. Each non-employee director is required to accumulate Common Stock equal in value to one year's annual retainer. Current non-employee directors have until January 1, 2002 to accumulate the required stockholdings and newly elected non-employee directors will have one year from their election to accumulate the required stockholdings.

                       MANAGEMENT COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of March 20, 2001 by (i) each of the Company's directors, (ii) the Company's Chief Executive Officer and named executive officers (as hereinafter defined) and (iii) such directors and all executive officers as a group.

                                                               SHARES OF
                                                              COMMON STOCK
                                                              BENEFICIALLY     PERCENT OF
NAME                                                            OWNED(1)       OF CLASS(2)
----                                                          ------------     -----------
Patrick B. McGinnis.........................................     437,552(3)        4.5%
Robert G. Bader, Jr. .......................................      87,109(4)          *
Mark J. Bates...............................................      73,205(5)          *
Timothy E. Cahill...........................................      27,765(6)          *
Douglas R. Sharps...........................................     149,568(7)        1.5%
William C. Ballard, Jr. ....................................      39,001(8)          *
Jill L. Force...............................................      21,501(9)          *
John H. Newman..............................................      29,001(10)         *
Chris B. Van Arsdel.........................................      16,501(11)         *
All executive officers and directors as a group (12
  persons)..................................................   1,107,810          11.3%

---------------

  * Beneficial ownership represents less than 1% of the Company's outstanding common stock.
 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as of which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them. Shares have been rounded to avoid listing fractional shares issued in connection with the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan").
 (2) Based on an aggregate of 9,789,356 shares of Common Stock issued and outstanding as of March 20, 2001.
 (3) Includes 5,000 shares held by Mr. McGinnis' spouse. Also includes 322,001 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Healthcare Recoveries, Inc. Non-Qualified Stock Option Plan for Eligible Employees (the "Option Plan") and the Healthcare Recoveries, Inc. 1997 Stock Option Plan for Eligible Participants (the "Stock Option Plan").
 (4) Includes 7,300 shares Mr. Bader holds jointly with his spouse. Includes 4,025 shares acquired under the Stock Purchase Plan. Also includes 71,667 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Stock Option Plan.
 (5) Represents 4,057 shares acquired under the Stock Purchase Plan. Also includes 65,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Stock Option Plan.
 (6) Includes 26,667 shares that are not currently outstanding, but that may be acquired within (60) days upon the exercise of stock options granted under the Stock Option Plan.
 (7) Includes 125,417 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Option Plan and the Stock Option Plan.
 (8) Represents 5,000 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his son, 5,000 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his daughter and 10,000 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his spouse. Mr. Ballard has sole voting power over the shares. Also, includes 14,001 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.
 (9) Includes 14,001 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.
(10) Represents 15,000 shares owned by Mr. Newman's spouse. Also includes 14,001 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.
(11) Includes 14,001 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.

                             EMPLOYMENT AGREEMENTS

     In May 1997, the Company entered into an employment agreement pursuant to which Mr. McGinnis serves as Chairman and Chief Executive Officer of the Company. The employment agreement had an initial term of three years, and was automatically renewed for a two year period in May 2000. The employment agreement will continue to renew automatically for subsequent two year periods, unless a notice of termination is delivered by either party within not less than sixty (60) days prior to the end of a renewal term. Under the terms of the agreement, Mr. McGinnis is entitled to a minimum base salary of $200,000. The Company may terminate the employment agreement and all of its obligations thereunder if Mr. McGinnis (i) materially breaches any term of the employment agreement, (ii) commits any other act in bad faith materially detrimental to the business or reputation of the Company, (iii) engages in illegal activities or is convicted of any crime involving fraud, deceit, or moral turpitude, or (iv) dies or becomes mentally or physically incapacitated or disabled and is materially unable to perform his obligations under the employment agreement. The Company's obligations under the employment agreement to pay salary, to provide for the continued vesting of stock option awards and to provide for health insurance benefits continue for the greater of the remainder of the renewal term or two years if the Company terminates the employment agreement for any reason other than (i)-(iv) above, or if Mr. McGinnis terminates the agreement for one of the following reasons (i) the Company materially breaches any term of the employment agreement, (ii) the Company assigns Mr. McGinnis duties, or significantly reduces his assigned duties, in a manner inconsistent with his position with the Company (without his consent), (iii) the Company requires Mr. McGinnis's relocation outside of the metropolitan Louisville, Kentucky area (without his consent), (iv) the Company fails to obtain the assumption of the employment agreement by any successors to the Company, or (v) a Change in Control Event (as defined in the employment agreement) occurs, and Mr. McGinnis's employment is terminated by Mr. McGinnis within 120 days thereafter (in this latter event, Mr. McGinnis may also be entitled to receive a certain Gross-Up Payment (as defined in the employment agreement)). The employment agreement contains certain confidentiality and noncompete provisions in favor of the Company.

     On February 12, 1999, the Company's Compensation Committee and Board of Directors approved an amendment to Mr. McGinnis's employment agreement to provide that his base salary would be subject to annual cost of living increases. The Compensation Committee and Board of Directors thereafter approved a cost of living adjustment to Mr. McGinnis's annual salary, increasing such salary by the Company's standard rate of 2.3% and making such salary increase retroactive to February 15, 1998. Effective January 1, 2000, and January 1, 2001, the Company's Compensation Committee and Board of Directors approved further increases to Mr. McGinnis's annual base salary to $225,000 and $231,750, respectively.

     In addition, on June 30, 2000, pursuant to Board authorization and in accordance with the terms of an Amended Promissory Note (see "Certain Relationships and Related Transactions" for a description of the Amended Promissory Note), the Company and Mr. McGinnis entered into a deferred compensation agreement (the "Deferred Compensation Agreement"). Under the Deferred Compensation Agreement, 50% of the amount otherwise payable to Mr. McGinnis under the Company's Management Group Incentive Compensation Plan shall be deferred until the Amended Promissory Note is paid in full, with such deferred compensation then being paid in full to Mr. McGinnis within 30 days thereafter. The Company has full right of set-off against any deferred compensation under the Deferred Compensation Agreement should Mr. McGinnis default under the Amended Promissory Note. At the election of Mr. McGinnis, the payment of the deferred compensation, upon payment of the Amended Promissory Note, may be extended for a period of not more than ten years.

     In February 2000, the Company entered into severance agreements (the "Severance Agreements") with Messrs. Bader, Bates and Sharps which provide that in the event that any one of them is terminated by the Company without "Cause" (as such term is defined in the Severance Agreements), the Company would pay a lump sum to such executive officer equal to their then current annual base salary (the "Severance Amount") and for a period of 12 months from the date of termination, pay, or reimburse such executive officer for, the Company-paid portion of medical premiums under the Company's group health plan that would apply to such executive officer had he not been terminated, provided that the executive officer makes a timely election of such continuation coverage under COBRA. The Severance Agreements preclude payment of the Severance Amount if such executive officer is entitled to a severance or similar payment under any other agreement with the Company. The Severance Agreements also contain certain confidentiality, noncompete and nonsolicitation provisions in favor of the Company and provide that nothing contained therein shall limit the right of the Company to terminate or alter the terms of an employee's employment prior to a "Termination" (as such term is defined in the Severance Agreements). In February 2000, the Company also entered into change-in-control agreements with the Messrs. Bader, Bates and Sharps (the "Change-in-Control Agreements") which provided that in the event of a "Change in Control" (as defined in the Change-in-Control Agreements) prior to January 1, 2001, Messrs. Bader, Bates and Sharps would be eligible to participate in a bonus pool to be established by a special committee of the Board. The Change-in-Control Agreements expired on December 31, 2000 and were not renewed. Effective January 1, 2001, the Company's Compensation Committee and Board of Directors approved increases to Messrs. Bader, Bates and Sharps's annual base salaries to $144,200.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of March 20, 2001 concerning persons known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY   PERCENT OF
NAME AND ADDRESS                                                   OWNED(1)         CLASS(2)
----------------                                              ------------------   ----------
The Kaufmann Fund, Inc......................................      1,396,000(3)        14.3%
  140 E. 45th Street
  43rd Floor
  New York, New York 10017
Par Investment Partners, L.P................................      1,340,700(4)        13.7%
  One Financial Center, Suite 1600
  Boston, Massachusetts 02111
FMR Corp....................................................      1,112,500(5)        11.4%
  82 Devonshire Street
  Boston, Massachusetts 02109
Putnam Investments, Inc.....................................        876,900(6)         9.0%
  One Post Office Square
  Boston, Massachusetts 02109
Dimensional Fund Advisors Inc...............................        605,800(7)         6.2%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Wachovia Corporation........................................        602,000(8)         6.1%
  100 North Main Street
  Winston-Salem, North Carolina 27104
National City Corp..........................................        550,681(9)         5.6%
  1900 East Ninth Street
  Cleveland, Ohio 44114

---------------

(1) See Note (1) under "Management Common Stock Ownership" herein.
(2) Based on an aggregate of 9,789,356 shares of Common Stock issued and outstanding as of March 20, 2001.
(3) The information regarding The Kaufmann Fund, Inc. ("Kaufmann") is given in reliance upon a Schedule 13G filed by such stockholder on or about January 9, 2001 with the Securities and Exchange Commission (the "Commission"). The
    Schedule 13G indicates that Kaufmann has sole voting power and sole dispositive power over 1,396,000 shares.
(4) The information regarding Par Investment Partners, L.P. ("Par Investment") is given in reliance upon a Schedule 13G/A filed with the Commission on or about February 14, 2001 by such stockholder, Par Group, L.P., the general partner of Par Investment ("Par Group"), and Par Capital Management, Inc., the general partner of Par Group ("Par Capital"). The Schedule 13G/A indicates that Par Investment, Par Group and Par Capital have sole voting power and sole dispositive power over 1,340,700 shares.
(5) The information regarding FMR Corp. ("FMR") is given in reliance upon a
    Schedule 13G/A filed with the Commission on or about February 14, 2001 by such stockholder, Edward C. Johnson III ("Johnson") and Abigail P. Johnson (who through their ownership of common stock of FMR and the execution of a shareholders' voting agreement may be deemed to form a controlling group with respect to FMR), Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR and a registered investment advisor, and Fidelity Low-Priced Stock Fund ("Fidelity Fund"), an investment company. The
    Schedule 13G/A indicates that Fidelity is the beneficial owner of 1,112,500 shares. The Schedule 13G/A also indicates that neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly or by the Fidelity funds. The Schedule 13G/A also indicates that Fidelity Fund has an interest in 1,112,500 shares. The Schedule 13G/A further states that Johnson and FMR, through its control of Fidelity, each has the sole power to dispose of the 1,112,500 shares.
(6) The information regarding Putnam Investments, Inc. ("PI") is given in reliance upon a Schedule 13G filed with the Commission by such stockholder, its parent corporation, Marsh & McLennan Companies, Inc. ("MMC"), and two wholly owned registered investment advisors of PI, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC") on or about January 21, 1998 with the Commission. The Schedule 13G states that MMC does not have power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G. The
    Schedule 13G indicates that PIM, PI and PAC have shared dispositive power over 452,400 shares and that PAC and PI have shared voting power over 401,900 shares.
(7) The information regarding Dimensional Fund Advisors Inc. ("Dimensional") is given in reliance upon a Schedule 13G filed with the Commission on or about February 2, 2001 by such stockholder. The Schedule 13G indicates that Dimensional serves as a registered investment advisor to four investment companies and as an investment manager to certain other commingled group trusts and separate accounts and that in its role as investment adviser or manager, Dimensional possesses voting and/or investment power over 605,800 shares. The Schedule 13G also indicates that Dimensional disclaims beneficial ownership of such shares.
(8) The information regarding Wachovia Corporation ("Wachovia") is given in reliance upon a Schedule 13G/A filed with the Commission on or about February 14, 2001 by such stockholder and Wachovia Bank, National Association ("Wachovia Bank"), a wholly owned subsidiary of Wachovia. The
    Schedule 13G/A indicates that Wachovia and Wachovia Bank have sole voting power and sole dispositive power over 602,000 shares.
(9) The information regarding National City Corp. ("National City") is given in reliance upon a Schedule 13G filed with the Commission on or about February 2, 2001 by such stockholder. The Schedule 13G indicates that National City has sole voting power over 516,081 shares, sole dispositive power over 469,998 shares, and shared dispositive power over 34,600 shares.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers") for the year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                      ANNUAL COMPENSATION                       AWARDS
                                      ----------------------------------------------------   ------------
                                                                                              SECURITIES
                                                                        ALL OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION           YEAR   SALARY ($)    BONUS ($)   COMPENSATION ($)(1)   OPTIONS (#)
---------------------------           ----   ----------    ---------   -------------------   ------------
Patrick B. McGinnis.................  2000    $225,000     $105,296          $20,371           160,000
  Chairman, Chief Executive           1999     209,820       35,382           12,681            40,000
  Officer, Director                   1998     200,000      103,416           13,561            50,000
Robert G. Bader, Jr.................  2000     140,000       49,862           17,457            75,000
  Executive Vice President --         1999     117,645       24,316           10,806            25,000
  Overpayments Operations             1998     110,654       50,964            9,779            40,000
Douglas R. Sharps...................  2000     140,000       49,862           17,195            75,000
  Executive Vice President --         1999     130,363       19,433           10,240            25,000
  Finance and Administration          1998     127,432       55,759            7,465            15,000
  Chief Financial Officer and
     Secretary
Mark J. Bates.......................  2000     140,000       52,960           15,148            75,000
  Senior Vice President -- Systems    1999     126,438       19,040           10,502            25,000
                                      1998      62,019(2)    57,274            4,659            50,000
Timothy E. Cahill...................  2000     150,000       45,455           16,467            50,000
  Senior Vice President -- Sales,     1999      22,501(3)         0              400            50,000
  Marketing and Client Services

---------------

(1) All other compensation for 2000, 1999 and 1998 includes amounts paid by the Company for matching 401(k) plan contributions and insurance premiums.
(2) This amount represents the compensation Mr. Bates received from June 23, 1998, the date he joined the Company, until December 31, 1998.
(3) This amount represents the compensation Mr. Cahill received from October 19, 1999, the date he joined the Company, until December 31, 1999.

                               EXECUTIVE OFFICERS

                                                                                  EXECUTIVE OFFICER
                NAME                  AGE                 POSITION                      SINCE
                ----                  ---                 --------                -----------------
Patrick B. McGinnis.................  53    Chairman of the Board, Chief                1997
                                            Executive Officer & Director
Robert G. Bader, Jr.................  44    Executive Vice President --                 1998
                                              Overpayments Operations
Mark J. Bates.......................  41    Senior Vice President -- Systems            1998
Timothy E. Cahill...................  35    Senior Vice President -- Sales,             1999
                                              Marketing and Client Services
Robert L. Jefferson.................  45    Senior Vice President -- Property           1999
                                            and Casualty Operations
Debra M. Murphy.....................  45    Executive Vice                              1997
                                            President -- Subrogation Operations
Kevin M. O'Donnell..................  54    Executive Vice                              1999
                                            President -- Corporate; President,
                                              SAI Sales Division
Douglas R. Sharps...................  47    Executive Vice President -- Finance         1997
                                            and Administration, Chief Financial
                                              Officer & Secretary

     PATRICK B. MCGINNIS serves as Chairman, Chief Executive Officer and a director of the Company. In 1988, Mr. McGinnis left Humana Inc., where he served as Vice President -- Finance & Planning, to co-found the Company. He served as the Company's Chief Executive Officer until August 1996, when he left to become President of Medaphis Healthcare Information Technology Company. He rejoined the Company and assumed his current responsibilities in January 1997.

     ROBERT G. BADER, JR. serves as Executive Vice President -- Overpayments Operations of the Company. He assumed his current responsibilities in November 1999. Mr. Bader joined the Company in January 1998 as Senior Vice
President -- Business Development. From 1992 until 1994 Mr. Bader served as Vice President of Strategic Planning of Blue Cross Blue Shield of Kentucky. In 1994, he assumed the positions of Chief Operating and Chief Financial Officer of Acordia of Louisville, one of the operating companies of Acordia, Inc., which was a publicly traded insurance brokerage and health administrative services company until wholly acquired by Anthem, Inc. in 1997.

     MARK J. BATES serves as Senior Vice President -- Systems at the Company. Before joining the Company in June 1998, Mr. Bates was Director of Application Development at Humana Inc. In his 14 years at Humana Inc., he held a variety of systems management responsibilities including Director of Technical Services, Director of Customer Service, and Director of Development Support. Mr. Bates is a 1981 graduate of Rose-Hulman Institute of Technology with a B.S. in Computer Science. He is a founding member of the Computer Information Systems Corporate Partner Program and a part-time instructor at the University of Louisville School of Business.

     TIMOTHY E. CAHILL serves as Senior Vice President -- Sales, Marketing and Client Services. Mr. Cahill joined the Company in October of 1999 from his previous position as Vice President of Sales for Concentra Preferred Systems. Mr. Cahill brings significant industry experience and over 13 years of sales and marketing expertise to the Company.

     ROBERT L. JEFFERSON serves as Senior Vice President -- Property and Casualty Operations. He assumed his current responsibilities in November 2000 after having served as Senior Vice President -- Business Development since joining the Company in November 1999. From 1994 through 1999, he served as Director of Planning and Budget for AEGON USA, the domestic insurance division of AEGON's international operations. During the period of 1979 through 1994, he headed up financial reporting and budgeting for the Agency Group division of Providian Corporation, which was subsequently acquired by AEGON.

     DEBRA M. MURPHY serves as Executive Vice President -- Subrogation Operations. Ms. Murphy joined the Company in 1991 as Sales and Marketing Manager. She was promoted to Director of Sales in October 1994, to Vice President -- Sales in February 1996 and to Senior Vice President in November 1996. She assumed her current responsibilities as Executive Vice
President -- Operations in June 1997 and then Executive Vice
President -- Subrogation Operations in October 1999.

     KEVIN M. O'DONNELL serves as Executive Vice President -- Corporate; President, SAI Sales Division. Mr. O'Donnell joined the Company in January 1999 after serving as President of Subro Audit, Inc. since February 1984. Mr. O'Donnell has been an attorney since 1972.

     DOUGLAS R. SHARPS serves as Executive Vice President -- Finance and Administration, Chief Financial Officer and Secretary. Mr. Sharps joined the Company in January 1990 as Vice President and General Counsel and became Chief Financial Officer in October 1994. He is also the principal of Sharps & Associates, PSC, a law firm that provides support to the Company and handles litigated recoveries in California, Florida, Illinois, Kentucky, Pennsylvania, Texas and Wisconsin. He assumed his current responsibilities in January 1997.

                              STOCK OPTION GRANTS

     The following table sets forth information with respect to options granted under the Stock Option Plan and the Option Plan to the Chief Executive Officer and each of the named executive officers (as previously defined in this Proxy Statement) during 2000.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
                       -------------------------------                                   POTENTIAL REALIZABLE
                                           PERCENT OF                                  VALUE AND ASSUMED ANNUAL
                          NUMBER OF          TOTAL                                       RATES OF STOCK PRICE
                          SECURITIES        OPTIONS                                    APPRECIATION FOR OPTION
                       UNDERLYING TOTAL    GRANTED TO                                            TERM
                       OPTIONS GRANTED    EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   ------------------------
NAME                       IN 2000            2000         PER SHARE         DATE         5%             10%
----                   ----------------   ------------   --------------   ----------   --------        --------
Patrick B.
  McGinnis...........      160,000           18.8%           $3.02         4/28/10     $303,882        $770,096
Robert G. Bader,
  Jr.................       75,000             8.8            3.02         4/28/10      142,445         360,983
Mark J. Bates........       75,000             8.8            3.02         4/28/10      142,445         360,983
Timothy E. Cahill....       50,000             5.9            3.02         4/28/10       94,963         240,655
Douglas R. Sharps....       75,000             8.8            3.02         4/28/10      142,445         360,983

                             STOCK OPTION EXERCISES

     The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the Chief Executive Officer and each of the named executive officers (as previously defined in this Proxy Statement) as of December 31, 2000. The table also reflects the value for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 29, 2000, the last trading date in 2000 for the Common Stock.

                      AGGREGATED OPTION EXERCISES IN 2000
                           AND YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN
                                                           OPTIONS AT                 THE MONEY OPTIONS
                                                        DECEMBER 31, 2000           AT DECEMBER 29, 2000
                                                   ---------------------------   ---------------------------
                      NAME                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                      ----                         -----------   -------------   -----------   -------------
Patrick B. McGinnis..............................    246,667        203,333          $0             $0
Robert G. Bader, Jr..............................     35,000        105,000           0              0
Mark J. Bates....................................     41,667        108,333           0              0
Timothy E. Cahill................................     16,667         83,333           0              0
Douglas R. Sharps................................     97,083         96,667           0              0

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects the cumulative stockholder return (assuming reinvestment of dividends) on the Common Stock compared to the return of the Center for Research in Security Price Total Return Index for The Nasdaq Stock Market, U.S. Companies (the "Nasdaq Composite, U.S.") and the Company's peer group index for the periods indicated. This graph reflects the investment of $100.00 on May 22, 1997 (the date the Company's initial public offering was completed by Medaphis Corporation ("Medaphis")) in the Common Stock, the Nasdaq Composite, U.S., the Company's 1999 peer group and the Company's 2000 peer group. The Company's 2000 peer group consists of the following companies: CCC Information Services Group, Core, Inc., Health Management Systems, Inc., INSpire Insurance Solutions, Inc., Maximus, Inc., MedQuist, Inc., National Research, Inc., Profit Recovery Group International and QuadraMed. In order to obtain a more representative sample, the Company added Core, Inc. to the 2000 peer group and deleted Hooper Holmes, Inc.

                                                                 1999 PEER GROUP        2000 PEER GROUP         NASDAQ ANNUAL
                                         HCRI ANNUAL VALUES       ANNUAL VALUES          ANNUAL VALUES              VALUES
                                         ------------------      ---------------        ---------------         -------------
May-97                                          100                                                                  100
Jun-97                                          131                                                                  105
Sep-97                                          153                                                                  123
Dec-97                                          151                     95                     95                    114
Mar-98                                          158                    131                    130                    134
Jun-98                                          134                    118                    112                    138
Sep-98                                           68                    110                    104                    123
Dec-98                                          115                    129                    118                    160
Mar-99                                           33                     98                     95                    179
Jun-99                                           32                    112                    107                    196
Sep-99                                           19                    103                     94                    200
Dec-99                                           25                     93                     85                    296
Mar-00                                           22                     82                     77                    333
Jun-00                                           24                     64                     65                    289
Sep-00                                           30                     49                     48                    268
Dec-00                                           20                     49                     46                    186

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In 2000, the Compensation Committee consisted of William C. Ballard, Jr., Jill L. Force and Elaine J. Robinson, three disinterested members of the Board (the "Compensation Committee"). Ms. Robinson resigned from the Board and the Compensation Committee on October, 31, 2000. The Compensation Committee receives input regarding compensation for the executive officers from the Chief Executive Officer and hired the company William M. Mercer as a consultant regarding the payment of executive compensation.

     Currently, the Chief Executive Officer is a party to an employment agreement that sets forth his base salary and contemplates his participation in the Management Group Incentive Compensation Plan and to a deferred compensation agreement under which 50% of the amount otherwise payable to Mr. McGinnis under the Management Group Incentive Compensation Plan is deferred. See "Employment Agreements". In addition, each of Messrs. Bader, Bates and Sharps and Ms. Murphy is a party to a severance agreement. See "Employment Agreements". Further, Kevin O'Donnell is a party to an employment agreement entered into as part of an acquisition completed by the Company in 1999. See "Certain Relationships and Related Transactions".

     Compensation Components. The components of the Company's executive compensation program consist of base salaries, cash bonuses and stock options. The Company's compensation program is designed to provide competitive base salaries for the Company's executive officers, and incentive compensation and long-term incentives that retain the executive officers and motivate them to achieve the Company's business objectives over the long-term.

     Base Salary. The Chief Executive Officer is a party to an employment agreement with the Company which provides for a minimum base salary of $200,000, subject to annual cost of living increases. See "Employment Agreements". In addition, Kevin O'Donnell is a party to an employment agreement with the Company that provides for a commission based salary. See "Certain Relationships and Related Transactions".

     Management Group Incentive Compensation Plan. The Company has annually adopted a performance-based bonus plan. The plan typically creates a nondiscretionary bonus pool and a discretionary bonus pool from which cash bonuses are paid to its participants based on performance-based thresholds set forth in the plan, the discretion of the Board of Directors and each participant's achievement of annual goals. Near the beginning of each year, the Compensation Committee approves these goals for each participant in the plan for that year. After the end of each year, based on its evaluation of the Chief Executive Officer's performance in achieving his goals for the year and attaining the Company's financial results, the Compensation Committee may then grant Mr. McGinnis an annual bonus from the discretionary bonus pool. Mr. McGinnis recommends to the Compensation Committee the discretionary annual bonus for the executive officers based on each executive officer's performance in attaining that employee's goals for the year, as well as the Company's financial results. In 2000, the participants in the plan were Messrs. McGinnis, Bader, Bates, Cahill, Jefferson and Sharps and Ms. Murphy.

     Stock Option Plans. The Company maintains stock option plans designed to align executives' and stockholders' interests in the enhancement of stockholder value. Stock options are granted under these plans to certain officers, key employees and consultants of the Company by the Compensation Committee. Stock options may be granted annually if available and if supported by the Company's growth, profitability, retention goals, and related compensation concerns. To foster long-term commitments, executives' options typically vest over a period of at least three years (the options granted in 2000 vest over a five-year period) and remain outstanding for ten years. In accordance with United States Treasury Department regulations, in the event the value realized upon the exercise of options by any "covered" employee (the difference between the per share exercise price and the market price on the date of exercise multiplied by the number of options exercised) when combined with such employee's other "covered" compensation in the year of exercise exceeds $1.0 million, the Company will be unable to deduct the amount of such excess compensation.

     Required Stockholdings. As a further means of aligning executives' and stockholders' interests in the enhancement of stockholder value, the Compensation Committee put in place stock ownership requirements for executive officers. Each executive officer is required to accumulate Common Stock equal in value to one year's base compensation. Current executive officers have until December 31, 2005 to accumulate the required stockholdings and new executive officers would have five years from their appointment to accumulate the required stockholdings.

     Supplemental Retirement Savings Plan. The Company has adopted a non-qualified deferred compensation plan under which certain key employees of the Company may defer up to 16% of their compensation (reduced by the amount they could have deferred under the Company's 401(k) Plan). The Company matches employee contributions equal to the contributions that would have been made under the Company's 401(k) Plan but for certain tax restrictions. Participants are entitled to receive distributions upon termination of employment. The Company may fund all or part of its obligations under this plan in a trust reachable by the Company's general creditors.

     Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to publicly held corporations for compensation in excess of $1 million per employee in any taxable year that is paid to the corporation's chief executive officer or to its four other most highly compensated executive officers. No executive officer received more than $1 million in compensation in 2000 that will be subject to the Section 162(m) limitation on deductibility.

     Chief Executive Officer Compensation. As discussed earlier in this Proxy Statement, the Company entered into an employment agreement with the Chief Executive Officer in May 1997 which automatically renewed for a two-year period in May 2000 (the "Employment Agreement"). The employment agreement contains certain confidentiality and noncompete provisions. Pursuant to the Employment Agreement, Mr. McGinnis is entitled to receive a minimum base salary of $200,000 and is eligible to participate in the Management Group Incentive Compensation Plan. On February 12, 1999, the Company's Compensation Committee and Board of Directors approved an amendment to the Employment Agreement to provide for annual cost of living adjustments to Mr. McGinnis' base salary at the same percentages given to employees generally in the normal course of business. Effective January 1, 2000, and January 1, 2001, the Company's Compensation Committee and Board of Directors approved further increases to Mr. McGinnis' annual base salary to $225,000 and $231,750, respectively. See "Employment Agreements".

     The Compensation Committee determines the amount of discretionary bonuses that Mr. McGinnis receives under the Management Group Incentive Compensation Plan, based on his performance with respect to achieving the goals for the year approved by the Compensation Committee, as well as financial results. Under a deferred compensation agreement, 50% of the amount otherwise payable to Mr. McGinnis under the Company's Management Group Incentive Compensation Plan is deferred. See "Employment Agreements".

     In addition, to augment Mr. McGinnis' long-term incentive for continued employment with the Company, Mr. McGinnis has been granted options to acquire shares of the Common Stock under the Company's Option Plan and Stock Option Plan. In 2000, Mr. McGinnis was granted options to acquire 160,000 shares of Common Stock of the Company.

                                          COMPENSATION COMMITTEE

                                          William C. Ballard, Jr., Chairman
                                          Jill L. Force

March 30, 2001

     The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described earlier in this Proxy Statement, the Company has a Compensation Committee of the Board. William C. Ballard, Jr., Jill L. Force and Elaine J. Robinson served on the Compensation Committee during 2000, with Ms. Robinson serving until her resignation from the Board on October, 31, 2000. None of the members of the Compensation Committee during 2000 were officers of the Company or had any relationship requiring disclosure under Securities and Exchange Commission regulations.

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America.

     In fulfilling its responsibilities:

     - The Audit Committee reviewed and discussed the audited financial statements contained in the 2000 Annual Report on Form 10-K with the Company's management and the independent accountants.

     - The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     - The Audit Committee received from the independent accountants written disclosures regarding the accountants' independence, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the accountants their independence from the Company and its management.

     In reliance on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          John H. Newman, Chairman
                                          Jill L. Force
                                          Chris B. Van Arsdel

March 30, 2001

     The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MCGINNIS DEMAND NOTE. On June 30, 2000, at the direction of the Board of Directors and in accordance with terms authorized by it, the Company loaned to Patrick B. McGinnis, the Chief Executive Officer of the Company, $500,000. Under these terms, the $500,000 loan to Mr. McGinnis was combined with his existing debt to the Company of $350,000 of principal and $36,520 of accrued interest. Mr. McGinnis delivered to the Company his full recourse promissory note in the amount of $886,520, bearing interest at a fixed rate of 6.62% per annum, compounded annually (the "Amended Promissory Note"), and the Company cancelled the old promissory note evidencing the prior debt. The Amended Promissory Note provides for mandatory prepayments from certain of the proceeds received by Mr. McGinnis from his sale of the Company's securities and any related transactions. At December 31, 2000, the $886,520 note and accrued interest of $25,800 were outstanding.

     In addition, on June 30, 2000, pursuant to Board authorization and in accordance with the terms of the Amended Promissory Note, the Company and Mr. McGinnis entered into a Deferred Compensation Agreement. Under the Deferred Compensation Agreement, 50% of the amount otherwise payable to Mr. McGinnis under the Company's Management Group Incentive Compensation Plan shall be deferred until the Amended Promissory Note is paid in full, with such deferred compensation then being paid in full to Mr. McGinnis within 30 days thereafter. The Company has full right of set-off against any deferred compensation under the Deferred Compensation Agreement should Mr. McGinnis default under the Amended Promissory Note. At the election of Mr. McGinnis, the payment of the deferred compensation, upon payment of the Amended Promissory Note, may be extended for a period of not more than ten years.

     SHARPS & ASSOCIATES. As part of its obligations under client contracts, the Company generally pays for the legal representation of clients, as required in the recovery process. A portion of those payments is made in the form of a retainer to Sharps & Associates PSC, a law firm solely owned by Douglas R. Sharps, the Company's Executive Vice President -- Finance and Administration, Chief Financial Officer and Secretary. This law firm employs 31 attorneys, 13 paralegals and 1 administrative assistant at its offices in Pittsburgh, Pennsylvania; Louisville, Kentucky; Pleasanton, California; Chicago, Illinois; Tampa, Florida; Milwaukee, Wisconsin and Dallas, Texas. The Company paid approximately $2,484,000 to such related party during the year ended December 31, 2000 for legal services. However, Mr. Sharps receives no personal benefit from his ownership of the firm.

     MEDCAP MEDICAL COST MANAGEMENT, INC. ASSET PURCHASE. On February 15, 1999, the Company acquired substantially all of the assets and properties of MedCap Medical Cost Management, Inc., a California corporation ("MedCap"), pursuant to an Asset Purchase Agreement by and among the Company, MedCap and Marcia Deutsch, the sole shareholder of MedCap. The Company paid approximately $10 million to MedCap and agreed to pay up to fifty percent of the gross profits of the MedCap business for each of the twelve month periods ending December 31, 1999 and 2000, pursuant to an earn-out arrangement.

     The total consideration paid for the assets of MedCap was determined through arm's length negotiations between representatives of the Company, MedCap and Marcia Deutsch. None of the Company or, to the knowledge of the Company, any director or officer or any associate of any such director or officer of the Company had any material relationship with MedCap or Marcia Deutsch prior to the acquisition.

     The Company paid approximately $4.5 million on February 15, 2000 pursuant to an amendment, dated December 8, 1999, to the original earn-out agreement. Pursuant to the same amendment, through January 15, 2001, the Company was obligated to pay up to 50% of the fees collected in relation to certain negotiated contracts, less associated expenses, as an additional earn-out. The final amount, which was paid in 2000 in relation to the fees collected on those contracts, was approximately $292,000.

     In conjunction with the acquisition, Ms. Deutsch entered into an employment agreement under which she would have served as Senior Vice
President -- Corporate and as President of the MedCap Division for a term of two years. On December 8, 1999, the employment agreement was terminated by the parties effective February 15, 2000.

     SUBRO-AUDIT, INC. AND O'DONNELL LEASING CO., LLP ASSET PURCHASE. On January 25, 1999, the Company acquired the assets and certain liabilities of Subro-Audit, Inc., a Wisconsin corporation, and O'Donnell Leasing Co., LLP, a Wisconsin limited liability partnership (together, "SAI"), pursuant to an Asset Purchase Agreement by and among the Company, SAI, Kevin O'Donnell and Leah Lampone. Kevin O'Donnell and Leah Lampone owned all of the outstanding capital stock of Subro-Audit, Inc. and were the sole general partners of O'Donnell Leasing Co., LLP. The Company paid approximately $24.4 million to SAI and currently estimates that it may pay up to $5.4 million pursuant to an earn-out arrangement, of which $2.8 million was paid on May 18, 2000, with the remainder to be paid in 2001.

     In conjunction with the acquisition, Kevin M. O'Donnell entered into an employment agreement under which he serves as Executive Vice
President -- Corporate and as President of the SAI Sales Division for a term of approximately two years, as determined by the Asset Purchase Agreement. The employment agreement contains certain non-competition, non-interference and non-solicitation provisions. Under his employment agreement, Mr. O'Donnell may receive a $1.00 per life sales commission based on the number of new lives in excess of 2,000,000 lives. Pursuant to his employment agreement, Mr. O'Donnell also received the right to receive options to purchase fifty thousand (50,000) shares of Common Stock under the Stock Option Plan, as set forth in a related stock option agreement.

     The total consideration paid for the assets was determined through arm's length negotiations between representatives of the Company, SAI, Kevin O'Donnell and Leah Lampone. None of the Company and to the knowledge of the Company, any director or officer or any associate of any such director or officer of the Company had any material relationship with SAI, Kevin O'Donnell or Leah Lampone prior to the acquisition.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent (10%) of the Common Stock to file certain reports with respect to each such person's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition,
Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3 and 4 and amendments thereto, all such persons complied with the applicable reporting requirements.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board has appointed the firm of PricewaterhouseCoopers LLP to serve as independent accountants of the Company for 2001, subject to ratification of this appointment by the stockholders of the Company. PricewaterhouseCoopers LLP has served as independent accountants of the Company since 1997. The Board recommends a vote "FOR" the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants. One or more representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

AUDIT FEES

     Fees for the calendar year 2000 audit of the Company's financial statements and the reviews of quarterly reports on Form 10-Q were $82,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

     No fees for financial information systems design and implementation were billed during the year ended December 31, 2000.

ALL OTHER FEES

     Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP were $89,400 during the year ended December 31, 2000. These services included:

     - audits and review of specific financial information in connection with an earn-out payment to SAI;

     - tax services;

     - employee benefit plan audit; and

     - various accounting consultations.

     All audit and nonaudit services provided by PricewaterhouseCoopers LLP are approved by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the accountants' independence.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto, accompanies this Proxy Statement. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

                                          Healthcare Recoveries, Inc.
                                          1400 Watterson Tower
                                          Louisville, Kentucky 40218
                                          Attention: Douglas R. Sharps
                                                Executive Vice President --
                                                Finance and Administration,
                                                Chief Financial Officer and
                                                     Secretary

STOCKHOLDER PROPOSALS

     Any stockholder proposals intended to be presented at the Company's 2002 annual meeting of stockholders must be received by the Company no later than November 30, 2001 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

     Any stockholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be delivered to or mailed and received at the principal executive offices of the Company between February 10, 2002 and March 12, 2002 or the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the meeting; provided, however, that if notice or public disclosure of the date of the meeting is given or made to stockholders after March 2, 2002, in order to be timely, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting is mailed or such public disclosure is made.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock. In addition, the Company has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies with respect to shares of the Company's Common Stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of CIC's services is a fee of $15,000 plus reasonable out-of-pocket expenses.

                                          By Order of the Board of Directors,

                                          /s/ Douglas R. Sharps
                                          Douglas R. Sharps
                                          Executive Vice President --
                                          Finance and Administration,
                                          Chief Financial Officer
                                          and Secretary

Louisville, Kentucky
March 30, 2001

                                                                      APPENDIX A

                          HEALTHCARE RECOVERIES, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

     The Audit Committee of the Board of Directors of Healthcare Recoveries, Inc. (the "Company") shall provide assistance to the Company's directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee's primary duties and responsibilities are to:

     - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

     - Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company.

     - Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

     The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be composed of 3 or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III. MEETINGS

     The Audit Committee shall meet four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Company's financials consistent with Section IV.4 below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

     1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

     2. Review with management and the independent accountants the Company's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

     3. Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

  Independent Accountants

     4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants' review of the financial statements and controls of the Company. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

     5. Oversee independence of the accountants by:

     - receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard 1 ("ISB No. 1");

     - reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

     - recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

     6. Based on the review and discussions referred to in Section IV.2 and IV.5, the Audit Committee shall determine whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

  Financial Reporting Process

     7. In conjunction with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

     8. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

     9. Establish regular systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

     10. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

  Legal Compliance/General

     11. Review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

     12. Report through its Chairperson to the Board following meetings of the Audit Committee.

     13. Maintain minutes or other records of meetings and activities of the Audit Committee.

PROXY                     HEALTHCARE RECOVERIES, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 11, 2001

    The undersigned hereby appoints PATRICK B. McGINNIS and DOUGLAS R. SHARPS, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Healthcare Recoveries, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Friday, May 11, 2001 at 9:00 a.m., local time, at Watterson Tower, Louisville, Kentucky 40218, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(1) To elect two (2) Class A directors to three-year terms expiring at the 2004 annual meeting of stockholders:

[ ] FOR all nominees listed (except as marked                    [ ] WITHHOLD AUTHORITY to vote for
 below to the contrary)                                           all nominees listed

        John H. Newman
        Chris B. Van Arsdel

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                               A LINE THROUGH THE
                       NOMINEE'S NAME IN THE LIST ABOVE.)

(2) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company to serve for 2001:

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                                (Continued, and to be signed, on the other side)

                          (Continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE OTHER SIDE OF THIS PROXY.

                                                 Date                     , 2001
                                                   -----------------------------

                                                   -----------------------------

                                                   -----------------------------

                                                      Please sign exactly as
                                                      your name or names appear
                                                      hereon. Where more than
                                                      one owner is shown above,
                                                      each should sign. When
                                                      signing in a fiduciary or
                                                      representative capacity,
                                                      please give full title. If
                                                      this proxy is submitted by
                                                      a corporation, it should
                                                      be executed in the full
                                                      corporate name by a duly
                                                      authorized officer. If a
                                                      partnership, please sign
                                                      in partnership name by
                                                      authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.